Exhibit (d)(19)(e)

AMENDMENT NO. 3 TO

FUND MANAGEMENT AGREEMENT

This AMENDMENT effective as of the 1st day of May 2014, is made to the Fund Management Agreement (the “Agreement”) made the 1st day of July 2009, by and among UBS Global Asset Management (Americas) Inc., a Delaware Corporation (“Fund Manager”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Life Funds, a Delaware Statutory Trust (the “Trust”). The Agreement is hereby amended as set forth below and in prior amendments (together, the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Investment Adviser, Fund Manager and Trust are parties to the Agreement;

WHEREAS, parties mutually desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the Trust, the Investment Adviser, and the Fund Manager agree that the Agreement is hereby amended as follows:

1. In Section 1, titled Appointment, the first sentence is replaced with the following:

The Trust and the Investment Adviser hereby appoint Fund Manager to act as subadviser to provide investment advisory services to the fund(s) of the Trust or a designated portion of a fund (“Segment”) listed on Exhibit A attached hereto (individually, a “Fund” and together, the “Funds”) for the periods and on the terms set forth in this Agreement.

2. All references in Exhibit A to the “PL Currency Strategies Fund” are replaced with “Segment of the PL Currency Strategies Fund”.

3. All information in Exhibit A regarding the PL Large-Cap Growth Fund and the Large-Cap Growth Portfolio of Pacific Select Fund is deleted.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Nicholas J. Griparich	By:	/s/ Michael J. Calhoun
	Name: Nicholas J. Griparich		Name: Michael J. Calhoun
	Title: Director		Title: Executive Director & Assistant Secretary

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary